UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2009

Sysco Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On September 8, 2009, the Board of Directors (the “Board”) of Sysco Corporation (the “Company” or “Sysco”) appointed Robert C. Kreidler to serve as the Company’s Executive Vice President and Chief Financial Officer, effective October 5, 2009. William J. DeLaney, the Company’s Chief Executive Officer and Chief Financial Officer, will continue to serve as the Company’s Chief Financial Officer until October 5, 2009.
Prior to joining Sysco, Mr. Kreidler, age 45, served as Chief Financial Officer of C&S Wholesale Grocers, a privately-held food wholesaler, from February 2007 through March 2009. Between December 2003 and February 2007, he served as Senior Vice President of Corporate Strategy and Treasurer for Yum! Brands, Inc., a restaurant company with worldwide operations.
Mr. Kreidler will receive an annual base salary of $500,000. Effective on his hire date, he will become a participant in the Sysco Management Incentive Plan (“MIP”) and will be eligible for a prorated bonus as a MIP participant for fiscal 2010. In November 2009, in conjunction with the regular long-term incentive grants to MIP participants, Mr. Kreidler will receive awards representing 240% of his annual base salary as follows:
•	50% in stock options subject to five-year annual vesting;

•	25% in cash performance units, based on three-year Company performance; and

•	25% in restricted stock units subject to three-year annual vesting.
At the Company’s next scheduled meeting of the Board’s Compensation Committee, Mr. Kreidler will also receive a one-time grant of 5,000 Restricted Stock Units subject to three-year annual vesting and 75,000 stock options subject to five-year annual vesting.
As a MIP participant, Mr. Kreidler will also be eligible to participate in the Company’s Supplemental Executive Retirement Plan, the Disability Income Plan and additional group life and accident, death and dismemberment benefits. In fiscal 2011, he will be eligible to participate in the Executive Deferred Compensation Plan. Sysco will also reimburse Mr. Kreidler for certain expenses incurred in moving, including up to 12 months rent in Houston and a portion of his loss, if any, on the sale of his current home. Any direct reimbursements to Mr. Kreidler on which federal taxes are due will be increased by 35%.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01 EXHIBITS.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 10, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation
Date: September 10, 2009	By:	/s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press release dated September 10, 2009